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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 27, 2004, except for Note 15, as to which the date is May 7, 2004, relating to the consolidated financial statements of Alnylam Pharmaceuticals, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Condensed Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
May 27, 2004